Exhibit 10.7

SALE-LEASEBACK AGREEMENT

THIS SALE-LEASEBACK AGREEMENT (the “Agreement”) dated June 3, 2011, is made and executed by and between EGAMES, INC., with an address at 2000 Cabot Blvd. West, Suite 110, Langhorne, Pennsylvania 19047 (“Grantor”) and FERTILEMIND CAPITAL FUND I, with an address at 405 Lexington Avenue, Suite 2600, New York, New York 10174 (“Lender”).

WHEREAS, the Grantor has executed and delivered to Lender a senior secured promissory note (the “Note” and together with the Agreement, the Warrant issued in connection herewith and/or any ancillary document, the “Transaction Documents”) in the aggregate principal amount of Four Hundred Thousand dollars ($400,000) dated of even date herewith (such aggregate principal amount, together with all interest and other payments thereon, collectively, the “Indebtedness”).

NOW THEREFORE, in order to secure the payment of the principal, interest and any other payments required to be paid to the Lender under the Note, and for valuable consideration, the parties to this agreement agree as follows:

1. Sale. Grantor sells and Lender purchases from Grantor the domain name www.egames.com (the “Domain”) subject to the terms and conditions specified herein.

2. Purchase Price Paid for Domain by Lender. Lender shall purchase the Domain from Grantor for one dollar ($1.00).

3. Leaseback of Domain to Grantor. Lender shall lease back the Domain to Grantor for one dollar ($1.00) during the term of the Note. Unless and until there has been an Event of Default (as hereinafter defined), Grantor shall continue to be retained on the administrative user account for the Domain as a technical user, which status will permit Grantor to maintain the necessary technical data and current connection to Grantor’s website to operate and use the Domain without disruption. Lender may sell the Domain upon the occurrence of an Event of Default.

4. Grantor’s Purchase Option to Repurchase Domain. Upon payment in full to Lender of: (i) the principal, (ii) all accrued but unpaid interest on, and (iii) all other direct or indirect payments due under and/or relating to the Note owed by the Grantor to the Lender, the Grantor shall have the right and option to purchase the Domain from Lender for one dollar ($1.00) (the “Domain Purchase Option”), whether such Note is prepaid or paid upon maturity. Upon payment in full of all the obligations of the Grantor to the Lender under the Note and the other Transaction Documents, all of Lender’s rights and title to the Domain under this Agreement shall terminate. Upon Grantor’s exercise of the Domain Purchase Option, Lender will, no later than the third (3rd) business day following the date of exercise of the Domain Purchase Option, create an administrative user account for Grantor in Network Solutions, which administrative user account will allow Grantor to have full control over the Domain, including changing the administrator login and password.

5. Representations and Warranties. Grantor represents and warrants to Lender that:

(a) Notices to Lender. Grantor will promptly notify Lender in writing at Lender’s address shown above (or such other addresses as Lender may designate in writing from time to time) prior to any (1) change in Grantor’s name; (2) change in Grantor’s assumed business name(s); (3) change in Grantor’s principal office address; (4) change in Grantor’s state of organization; and (5) conversion of Grantor to a new or different type of business entity.

(b) No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor, the Domain and/or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

(c) Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Domain, free and clear of all liens and encumbrances. No financing statement covering the Domain is on file in any public office other than those to which Lender has specifically consented. Grantor shall defend Lender’s rights in and title to the Domain against the claims and demands of all other persons or, at Lender’s option, Lender will defend title to the Domain or other claims thereon, and Grantor will pay all of Lender’s legal fees and other expenses incurred in connection therewith.

(d) Authorization. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by Grantor and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Grantor has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(e) No subsidiaries. The Grantor has no subsidiaries.

(f) Patents and Trademarks. The Grantor has all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights as necessary or material for use in connection with its business and which the failure to so have could have a material adverse effect (collectively, the “Intellectual Property Rights”). The Grantor has not received a notice (written or otherwise) and has no reason to believe that any of the Intellectual Property Rights used by the Grantor violates or infringes upon the rights of any person. To the knowledge of the Grantor, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person or entity of any of the Intellectual Property Rights. The Grantor has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

6. Covenants. Until the Note is paid and performed in full, the Grantor agrees that, unless at any time Lender shall otherwise expressly consent in writing, it shall:

(a) Delivery of Transfer Documentation. Grantor will, no later than the third (3rd) business day following the date of this Agreement, create an administrative user account for Lender in Network Solutions, which administrative user account will allow Lender to have full control over the Domain, including changing the administrator login and password. Grantor will be retained on the account as a technical user during the term of the Note, which status will permit Grantor to maintain the necessary technical data and current connection to Grantor’s website to operate and use the Domain without disruption in accordance with Section 3 of this Agreement.

If there is an Event of Default, Grantor shall take any such other actions and execute such other agreements and instruments as are deemed necessary and/or advisable by Lender in its sole discretion or other transfer authorities to record Grantor’s assignment and transfer of the Domain to Lender. Grantor will in all respects comply with all requisite rules, regulations and/or similar provisions designated by such authorities to give effect to the transfer of title of the Domain to the Lender.

(b) Maintenance of Property. At all times maintain, preserve, protect and keep its property, including but not limited to the Domain, used or useful in the conduct of its business in good state and condition, and from time to time make all needful and proper payments, filings, updates, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business.

(c) Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental or other authority as now in effect and which may be imposed in the future in all jurisdictions in which the Grantor is doing business of may hereafter be doing business, except where the failure to comply will not have a material adverse effect on the Company.

(d) Disposal of Property. Not sell, lease, assign, transfer or otherwise dispose of its Domain or any property rights related thereto to any person.

(e) Other Agreements. The Grantor shall not enter into any agreement in which the terms of such agreement would restrict or impair in any material respect the right or ability to perform of the Grantor under any Transaction Document.

(f) No subsidiaries. The Grantor will not form any subsidiaries.

7. Event of Default. For purposes of this Agreement, an “Event of Default” shall have the meaning ascribed thereto in the Note.

8. Rights and Remedies on Default. If an Event of Default has occurred under this Agreement, and at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

(a) Accelerate Indebtedness. Lender may declare the entire Indebtedness immediately due and payable, without notice of any kind to Grantor.

(b) Assemble Domain. Grantor shall deliver to Lender any and all documents relating to the Domain.

(c) Sell the Domain. Lender shall have full power to keep for itself, sell, lease, transfer, or otherwise deal with the Domain or proceeds thereof in Lender’s own name or that of Grantor. Lender may sell the Domain at public auction or private sale.

(d) Other Rights and Remedies. Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

(e) Election of Remedies. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

9. Limitation on Lender’s Rights to Domain. Grantor’s sale of the Domain to Lender is subject to the following restrictions: Lender shall not be permitted to sell, transfer, assign or otherwise encumber the Domain prior to any Event of Default. Lender’s beneficial ownership of the Domain shall be subject to (i) the Lender’s leaseback to the Grantor and the Grantor’s use of the Domain as set forth in Section 3 of this Agreement, and (ii) Grantor’s Domain Purchase Option as set forth in Section 4 of this Agreement. Upon payment in full of the principal, any accrued but unpaid interest and all other payments due under and/or pursuant to the Note, Grantor shall have up to one (1) year to exercise the Domain Purchase Option set forth in Section 4 of this Agreement.

10. Cross Default. The Grantor’s obligations under the terms of this Agreement, the Note, the other Transaction Documents and all documents executed in connection herewith and/or therewith shall be cross-defaulted with all other financing and other obligations of the Grantor, as well as any future financing accommodations extended or to be extended by the Lender to the Grantor, so that a default under any financing accommodations extended by any lender, including the Lender to the Grantor shall be an Event of Default (as defined in the Note) hereunder.

11. Miscellaneous Provisions.

(a) Amendments. This Agreement, together with the other Transaction Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(b) Attorneys’ Fees Expenses. Upon an Event of Default, Grantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement and/or the other Transaction Documents. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

(c) Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

(d) Governing Law.

(i) This Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, each of the parties hereto hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

(ii) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and any other Transaction Document and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives a trial by jury in any action, proceeding or counterclaim brought by the other party hereto against the other in respect of any matter arising out or in connection with the Transaction Documents.

(f) No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

(g) Notices. Unless otherwise provided by applicable law, any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by facsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s current address. Unless otherwise provided by applicable law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

(h) Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

(i) Successor Interests. The terms of this Agreement shall be binding upon Grantor, and upon Grantor’s heirs, personal representatives, successors, and assigns, and shall be enforceable by Lender and its successors and assigns.

(j) Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.

(k) Assignment. The Lender shall have the right to assign this Agreement or any interest herein in any transaction meeting the requirements of applicable securities laws. The Company shall not have the right to assign any of its obligations hereunder without the Lender’s express prior written consent.

(l) Time is of the Essence. Time is of the essence in the performance of this Agreement.

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IN WITNESS WHEREOF, the Grantor and Lender have caused this Agreement to be executed as of the date first written above.

GRANTOR:
eGames, Inc.

By:	/s/ Gerald W. Klein
Gerald W. Klein
President and CEO

LENDER:
Fertilemind Capital Fund I

By:	Fertilemind Management, LLC

By:	/s/ Aram Fuchs
Name:	Aram Fuchs
Title:	Managing Member